65 West Watkins Mill Road
Gaithersburg, MD 20878
tel: 240-632-0740
fax: 240-632-0735
www.genvec.com
Contact:
Jeffrey W. Church
CFO, Treasurer & Secretary
(240) 632-5510

GENVEC APPOINTS THOMAS A. DAVIS, M.D., CHIEF MEDICAL OFFICER
-- Will Lead Clinical Development of Company’s Product Candidates --

GAITHERSBURG, MD (July 26, 2005) - GenVec, Inc. (Nasdaq:GNVC) today announced that Thomas A. Davis, M.D., has joined the company as its chief medical officer. Dr. Davis will be responsible for directing the clinical development of GenVec’s growing portfolio of gene-based therapies for the treatment of cancer, cardiovascular disease and diseases of the eye. Dr. Davis, formerly head, adult hematologic malignancies for the Cancer Therapeutics Evaluation Program at the National Cancer Institute (NCI) and senior director, clinical sciences at Medarex, Inc., will report to Paul H. Fischer, Ph.D., GenVec’s president and CEO.

As chief medical officer, Dr. Davis will serve on GenVec’s senior management team and provide strategic and operational oversight of the company’s product development activities, clinical programs and registration strategies for GenVec’s product candidates.

“Dr. Davis brings clinical development skills and expertise in oncology that will be tremendous assets for us as we expand our development of TNFerade™,” said Paul Fischer. “We are pleased to welcome Tom to GenVec’s drug development team.” GenVec has three clinical stage programs including its lead product candidate, TNFerade™, currently in a Phase II randomized, controlled trial for the treatment of pancreatic cancer.

Prior to joining GenVec, Dr. Davis was head of the hematologic malignancies portfolio for the Cancer Therapeutics Evaluation Program at the NCI. From January 2001 to February 2003, Dr. Davis was senior director, clinical sciences at Medarex, Inc., a biotechnology company in Bloomsbury, NJ, where he directed the clinical development of ten active clinical programs at various stages of development (Phase I to III).

A graduate of Johns Hopkins University in Baltimore, Maryland, Dr. Davis earned a Master of Science degree in physiology from the Georgetown University Graduate School. He earned his medical degree from the Georgetown University School of Medicine and completed his internship and a residency, and was a chief resident in internal medicine at the Georgetown University Medical Center. Dr. Davis completed a post-doctoral fellowship in oncology at the Stanford University Medical Center. While at Stanford, he managed multiple critical early phase studies of Rituxan™ and Zevalin™. Dr. Davis is the author of more than 35 peer-reviewed publications and more than 35 abstracts.

GenVec is a clinical-stage biopharmaceutical company developing innovative gene-based therapeutics to treat cancer, heart disease, and ophthalmic disorders. Each of our gene-based product candidates uses a common patent-protected platform to deliver genes that produce medically beneficial proteins directly at the site of disease - TNFerade™ for oncology, BIOBYPASS® for cardiovascular disease, and PEDF for ophthalmology. Additional information on GenVec is available at its website at www.genvec.com and in the Company’s various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by GenVec to secure and maintain relationships with collaborators; risks relating to the early stage of GenVec’s product candidates under development; uncertainties relating to clinical trials; risks relating to the commercialization, if any, of GenVec’s proposed product candidates; dependence on the efforts of third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.
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